Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2010

Company Reports Positive Comparable Restaurant Sales at

 The Cheesecake Factory and Grand Lux Cafe

Calabasas Hills, CA — April 22, 2010 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2010, which ended on March 30, 2010.

Total revenues were $405.4 million in the first quarter of fiscal 2010 as compared to $392.8 million in the prior year first quarter.  Net income and diluted net income per share were $18.7 million and $0.31, respectively.

Operating Results

Comparable restaurant sales at The Cheesecake Factory and Grand Lux Cafe increased 2.8% in the first quarter of fiscal 2010 from the first quarter of the prior year.  By concept, comparable restaurant sales increased 2.7% and 4.0% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the first quarter of fiscal 2010 from the first quarter of the prior year.

“We are pleased to report positive comparable restaurant sales for the first quarter at both our namesake concept, as well as Grand Lux Cafe,” said David Overton, Chairman and CEO.  “A continued improvement in guest traffic levels at our restaurants was the basis for the increase in comparable sales, similar to what we experienced throughout most of last year.  Guest traffic improved significantly from fourth quarter levels, and we believe that as consumers become more comfortable with discretionary spending, they are returning to their favorite restaurants first.

“Equally as important, we effectively leveraged the increase in comparable sales and delivered a substantial year-over-year improvement in our operating margins.  Our focus on retaining the savings from the cost management initiatives that we implemented last year, combined with realizing $5.5 million in savings in the first quarter of this year, were important factors in our ability to steadily drive operating margins back toward historical levels.  We are making consistent progress toward this goal in large part due to the commitment from our operators to execute in a high-quality way, but under a leaner cost structure,” concluded Overton.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

As planned, the Company opened two new The Cheesecake Factory restaurants in the first quarter of fiscal 2010 in Tucson, Arizona and Newark, Delaware.  The Company believes it will open one additional The Cheesecake Factory restaurant during the second half of the year.

Share Repurchases

The Company repurchased 487,068 shares of its common stock during the first quarter of fiscal 2010 at a total cost of approximately $12.5 million, as part of its fiscal 2010 capital allocation strategy.

Conference Call and Webcast

A conference call to review the Company’s results for the first quarter of fiscal 2010 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through May 22, 2010.  To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 162 full-service, casual dining restaurants throughout the U.S., including 148 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to retain the savings realized through its cost management initiatives; the Company’s ability to continue to improve its operating margins; factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	March 30, 2010		March 31, 2009
Consolidated Statements of Operations	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$405,433	100.0%	$392,794	100.0%
Costs and expenses:
Cost of sales	98,603	24.3%	98,086	25.0%
Labor expenses	135,169	33.3%	133,240	33.9%
Other operating costs and expenses	99,311	24.5%	101,754	25.9%
General and administrative expenses	23,424	5.8%	21,410	5.5%
Depreciation and amortization expenses	18,155	4.5%	18,603	4.7%
Preopening costs	2,094	0.5%	1,720	0.4%
Total costs and expenses	376,756	92.9%	374,813	95.4%
Income from operations	28,677	7.1%	17,981	4.6%
Interest expense	(3,009)	(0.7)%	(5,030)	(1.3)%
Interest income	151	0.0%	208	0.0%
Other income/(expense)	346	0.0%	(175)	0.0%
Income before income taxes	26,165	6.4%	12,984	3.3%
Income tax provision	7,499	1.8%	2,965	0.7%
Net income	$18,666	4.6%	$10,019	2.6%

Basic net income per share	$0.31		$0.17
Basic weighted average shares outstanding	59,506		59,315

Diluted net income per share	$0.31		$0.17
Diluted weighted average shares outstanding	60,811		59,520

Selected Segment Information
Revenues:
Restaurants	$393,672	$379,659
Bakery	25,348	24,934
Intercompany bakery sales	(13,587)	(11,799)
	$405,433	$392,794

Income from operations:
Restaurants	$49,340	$37,060
Bakery	2,515	2,304
Corporate	(23,178)	(21,383)
	$28,677	$17,981

Selected Consolidated Balance Sheet Information	March 30, 2010	December 29, 2009
Cash and cash equivalents	$106,736	$73,715
Investments and marketable securities	—	—
Total assets	1,053,672	1,046,751
Long-term debt	100,000	100,000
Total liabilities	521,764	530,638
Stockholders’ equity	531,908	516,113

	13 Weeks Ended	13 Weeks Ended
Supplemental Information	March 30, 2010	March 31, 2009
Comparable restaurant sales percentage change	2.8%	(3.4)%
Restaurants opened during period	2	1
Restaurants open at period-end	162	160
Restaurant operating weeks	2,090	2,073

###